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Exhibit 10(24)

SECOND AMENDMENT TO
THE HARRAH'S ENTERTAINMENT, INC.
EXECUTIVE SUPPLEMENTAL SAVINGS PLAN II

        WHEREAS, Harrah's Entertainment, Inc. (the "Company") maintains the Harrah's Entertainment, Inc. Executive Supplemental Savings Plan II (the "Plan") in order to provide its key executives with an opportunity and incentive to save for retirement and other purposes; and

        WHEREAS, Section 12.1(a) of the Plan provides that the EDCP Committee has the right to amend the Plan provided such amendment does not have a material adverse financial effect on the Company or the Plan; and

        WHEREAS, the EDCP Committee has approved the adoption of this Second Amendment.

        NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective as February 11, 2005, as follows:

          Section 3.1(c)(4) of the Plan is hereby amended to read in its entirety as follows:

            (4)    Exceptions for Administrative Error.

              (a)   Notwithstanding Section 3.1(c)(1), in the event that an Employee who is eligible to participate in the Plan as of the Effective Date was not afforded an opportunity to submit a Participation Agreement prior to the Effective Date due to administrative or clerical error, such Employee may complete and deliver a Participation Agreement to the EDCP Committee on or before March 15, 2005, and such Employee shall enter the Plan as of the date of the delivery of such Participation Agreement to the EDCP Committee. The Participant's Deferral Contributions shall be determined with reference to Compensation earned on or after the Effective Date to the extent payable after the date of such Participant's entry into the Plan.

              (b)   Notwithstanding Section 3.1(c)(1), in the event that an Employee who is eligible to participate in the Plan as of the Effective Date failed to provide a confirmed electronic Participation Agreement prior to the Effective Date, such Employee may complete and deliver a Participation Agreement to the EDCP Committee, in written or electronic form, on or before March 15, 2005, and such Employee shall enter the Plan as of the date of the delivery of such Participation Agreement to the EDCP Committee. The Participant's Deferral Contributions shall be determined with reference to Compensation earned on or after the Effective Date to the extent payable after the date of such Participant's entry into the Plan.

        IN WITNESS WHEREOF, the EDCP Committee has caused this Second Amendment to be executed by its duly authorized member on this 11th day of February, 2005.

THE EDCP COMMITTEE OF HARRAH'S ENTERTAINMENT, INC.

By:	/s/ JERRY BOONE
Name:	Jerry Boone
Title:	Sr. Vice President, Human Resources

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  Exhibit 10(24)